UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2009

KAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-97201	98-0360062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center 14th Floor Jl. Jenderal Sudirman Kav. 29-31 Jakarta, Indonesia	12920
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (62) 21 5211110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

 Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on January 26, 2009, KAL Energy, Inc. and its subsidiary Thatcher Mining Pte. Ltd. (the “Company”) entered into a Letter of Intent (the “LOI”) with Indo Mines Ltd. and Indo Energy Pty Ltd. (together “Indo”) on January 20, 2009 for the purpose of establishing and operating a joint venture to conduct phase II exploration on, and to develop and possibly put into production, the Company’s “Graha” coal concession in East Kalimantan, Indonesia .

On February 24, 2009, after Indo paid a total of $25,000 to the Company, Indo determined that it would not proceed from the LOI to a final joint venture.  This decision terminated the LOI by its terms.  Indo has not earned, nor has any ownership interest been created, in any of KAL’s projects as a result of the payments under the LOI.  Indo advised the Company that it made this determination after reviewing several technical compliance issues surrounding the licenses held by the Company regarding the “Graha” coal concession, which in Indo’s view, may not be resolved in a timely manner to its satisfaction.

A press release announcing the termination of the LOI and the discontinuation of the efforts towards a joint venture is attached hereto as exhibit 99.1 and is incorporated herein by this reference.

Item 8.01 Other Events.

As a result of the above contained in Item 1.02 and incorporated by reference herein, the Company has chosen to pursue alternate strategic relationships.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release regarding termination of the January 20, 2009 Letter of Intent, dated February 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAL ENERGY, INC.

February 24, 2009	By:	/s/ William Bloking
William Bloking
President and CEO

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release regarding termination of the January 20, 2009 Letter of Intent, dated February 24, 2009.